EXHIBIT 10.14

                                    AGREEMENT


         THIS AGREEMENT is made and entered into this __ day of March, 1996 by and among CTI Industries Corporation, a Delaware corporation ("CTI") and Michael
M. Miller, an individual residing at 2218 N. Burling Street, Chicago, Illinois ("Miller")

         WHEREAS, Miller has been an employee of CTI since September, 1984 and was employed by CTI as Senior Vice President:

         WHEREAS, CTI and Miller entered into a deferred compensation agreement dated January 15, 1987, a copy of which is attached hereto as Exhibit A (Deferred Compensation Agreement);

         WHEREAS, CTI and Miller entered into a Subscription Agreement dated August 14, 1987, attached hereto as Exhibit B ("Subscription Agreement"), pursuant to which Miller purchased 45,000 shares of Common Stock of the Corporation (subsequently split to three for one to 135,000 shares) (such shares hereinafter sometimes referred to as the "Stock");

         WHEREAS, pursuant to the Stock Purchase Agreement, Miller executed and delivered to CTI that certain Promissory Note dated October 30, 1987, attached hereto as Exhibit C ("Promissory Note") and an associated Security Agreement;

         WHEREAS, on or about October 30, 1987, Miller entered into a Buy-Sell Agreement with the Company and John C. Davis;

         WHEREAS, on or about December 15, 1988, John C. Davis, Stephen M. Merrick and Russell W. Steger, as voting trustees and Miller and several other persons as shareholders entered into that certain Amended and Restated Voting Trust Agreement ("Voting Trust Agreement") pursuant to which the Stock and shares of Common Stock of certain other shareholders of the Company were transferred to the voting trustees;

         WHEREAS, the parties desire to enter into an agreement respecting the termination of Miller's full time employment with CTI, a consulting arrangement among Miller and CTI, the Deferred Compensation Agreement, the Stock Purchase Agreement and Promissory Note.

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Termination of Employment. The parties agree that Miller's full time employment with CTI was terminated on December 15, 1995 and that Miller continued to receive compensation as an employee through January 31, 1996.




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         2.       Consulting Services.

                  2.1 CTI hereby retains Miller effective February 1, 1996, and Miller accepts such retention, as a consultant to CTI to provide such advice and consulting services to CTI for the term provided herein as CTI shall request from time to time consistent with the provisions hereof. During the Initial Term, Miller shall provide services up to 40 hours per week as requested. Miller shall not be obligated to provide more than 10 hours of service during any month during the Second Term provided herein. It is agreed that, during both terms, Miller may be employed by, or provide services to, other persons or entities and Miller shall not be obligated to provide services hereunder which would conflict with any obligations of Miller with respect to such other persons or entities.

                  2.2 In consideration of Miller's agreement to provide consulting services hereunder, the Company shall pay to Miller the sum of $3,000 on or before the 15th day of each month during the Initial Term and $1,000 per month for the Second Term, provided herein for such services. Further, the Company shall continue coverage of Miller under its health insurance coverage for employees for the Initial Term of the consulting agreement herein.

                  2.3 The Initial Term of the consulting agreement herein shall be for a period of fifteen months commencing on February 1, 1996 and the Second Term shall be for a period commencing on May 1, 1997 and expiring on the earlier of Miller's death or January 31, 2016.

                  2.4 Miller shall provide consulting services hereunder as an independent contractor, not as an employee. Miller shall not be obligated to provide services at the offices of the Company or at any particular time or location. Miller shall not be an agent for the Company and shall not have any authority to bind the Company with respect to any matter.

                  2.5 In connection with the provision of services by Miller hereunder which the Company shall have requested, the Company shall reimburse Miller for the reasonable and necessary expenses incurred by Miller, provided that any expense in excess of $100 shall have been approved by the Company in advance of the time it is incurred.

                  2.6 During the Initial Term of the consulting agreement herein, Miller shall not be employed by or provide services to any person who is engaged anywhere in the United States in the business of manufacturing, distributing or selling (other than at retail) metallized or latex balloons as a material part of the business of such person and where Miller shall have any responsibility or authority in connection with the marketing or sale of metallized or latex balloons.



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                  2.7 Miller  agrees  that,  during  the term of the  consulting agreement, and after expiration thereof for so long as the Confidential Information shall not be generally known or generally disclosed, Miller shall not use any Confidential Information except on behalf of the Company during the term of the consulting agreement, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except as may be authorized in writing by the Company. For purposes of this paragraph, "Confidential Information" shall mean and include information disclosed to Miller by the Company, or developed or obtained by Miller during the term of his employment by the Company or during the term of this consulting agreement, provided that such information is not generally known in the business or industry in which the Company is engaged relating to or concerning the business, financial condition, projects, products, processes, formulas, know-how, techniques, designs or methods of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling or otherwise. Without
         limitation,   Confidential  Information  shall  include  all  know-how,
         technical  information,   financial  information,   inventions,  ideas,
         concepts, processes or designs relating to metallized balloons, latex balloons, printing or laminations and all prices, written customer lists or written lists of its suppliers, employees, agents, consultants or independent contractors.

                  2.8 Miller agrees that, promptly after request by the Company, Miller shall deliver to the Company all documents in his possession or control which contain any Confidential Information.

                  2.9 Miller acknowledges and agrees that any violation by him of the terms of paragraphs 2.6, 2.7 or 2.8 hereof could not reasonably or adequately be compensated in damages in an action at law and, accordingly, in addition to any other remedies provided by law with respect to any such violation, the Company shall have the right to compel specific performance of such provisions by Miller or to obtain injunctive relief against violations thereof by Miller, and if the Company prevails in any such proceeding, it will be entitled to recover all reasonable costs and expenses incurred by it in connection therewith, including a reasonable sum for its attorneys fees.

         3.       CTI Stock.

                  3.1 The Subscription Agreement is hereby amended to provide that the purchase price per share for the Stock is $1.22 per share ($.407 per share, post split). The Company acknowledges that Miller has paid to the Company the entire amount of the purchase price for the Stock and that all shares of the Stock are duly authorized, validly issued, fully paid and non-assessable.


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                  3.2 The Promissory Note is hereby  terminated and canceled and is of no further force or effect. The Company agrees forthwith to deliver the original of the Promissory Note to Miller or to destroy the same.

                  3.3 The Pledge Agreement is hereby terminated and canceled and is of no further force or effect.

                  3.4 The Buy-Sell Agreement is hereby terminated and canceled and shall be of no further force or effect.

                  3.5  On  March  6,  1996,  the  Voting  Trust   Agreement  was
         terminated by instrument executed by all of the voting trustees thereof.

                  3.6 Promptly after execution of this Agreement, the Company shall deliver to Miller a certificate or certificates evidencing all shares of the Stock.

                  4. Deferred Compensation. The Deferred Compensation Agreement is hereby canceled and terminated as of the date hereof.

         5.       Life and Disability Policies.

                  5.1 The Company has maintained a life insurance policy on Miller with a face amount of $500,000 ("Policy One"), a life insurance policy on Miller in the face amount of $300,000 in connection with the Deferred Compensation Agreement ("Policy Two"), a disability policy on Miller providing for disability benefits to him of $3,200 per month ("Policy Three"), a disability policy on Miller providing for disability benefits to him of $2,800 per month ("Policy Four") and, the parties believe, pursuant to the health insurance program of the
         Company, a life insurance policy in the face amount of $160,000 ("Policy Five")

                  5.2 With respect to Policy One, (i) the Company acknowledges that Miller is the owner thereof and has all rights to the cash surrender value of the policy, (ii) the Company has paid all premiums due on the policy for the period expiring on November 1, 1996, (iii) the Company shall have no obligation to pay any additional premiums with respect to Policy One.

                  5.3 With respect to Policy Two, (i) the Company is the sole owner of the policy and any and all cash surrender value of such policy, (ii) the Company has paid all premiums due on the policy through November 15, 1996, (iii) the Company shall have no obligation to pay any additional premiums with respect to such policy.

                  5.4 With respect to Policies Three and Four, (i) the Company has paid the premiums with respect to such policies for the period through October, 1996 and (ii) the



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         Company will have no  obligation  to pay future  premiums  with respect to such policies hereafter and shall have no obligation to maintain any disability coverage with respect to Miller hereafter.

                  5.5 The parties are informed, and to the best of their knowledge believe, that upon termination of Miller's benefits under the Company's health insurance program, Miller will have the right to convert and maintain Policy Five as an ordinary life insurance policy. However, no assurance is made by the Company that Policy Five will be in effect at the time of such termination, in the face amount of $160,000, or any other amount, or that Miller will be able to convert and maintain Policy Five after such termination on terms acceptable to Miller or the Company, if at all. The parties agree with respect to Policy Five as follows:

                           5.5.1 Miller and the Company shall use their best efforts to effect a conversion and transfer of Policy Five as an ordinary life policy at the time of the termination of Miller's coverage under the Company's health insurance program;

                           5.5.2 The Company shall pay all premiums with respect
                  to such policy during the term of the consulting agreement herein; such premium amounts may be paid directly to Miller who, in such event, shall use such funds solely for the purpose of paying the premiums on such policy;

                           5.5.3 At all times,  Miller  shall borrow the maximum
                  amount allowed under such policy and apply the amount of such borrowing to payment of premiums on the policy.

          In the event that Miller shall inform the Company on or before May 30, 1997, that he is unable to obtain to obtain the conversion and transfer of Policy Five as an ordinary life policy, the obligation of the Company to pay premiums with respect to such a policy shall terminate and (1) the amount of the consulting fee payable each month during the Second Term shall be increased by $1,000 and (2) the Second Term shall expire on the earlier of the death of Miller or September 30, 2006.

         6.       Release.

                  6.1 The Company does hereby absolutely and forever remise, release and discharge Miller from any and all causes of action in law or in equity, claims, suits, demands, or other obligations or liability of any nature whatsoever, whether known or unknown, that the Company ever had, now has, or may hereafter have, by reason of any matter, cause or thing whatsoever existing prior to or as of the date of the execution hereof, except the obligations of Miller provided herein or in any document referred to herein.


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                  6.2 Miller does hereby absolutely and forever remise,  release and discharge the Company and each of its officers, directors, shareholders, employees, agents and representatives from any and all causes of action in law or in equity, claims, suits, demands, or other obligations or liability of any nature whatsoever, whether known or unknown, that Miller ever had, now has, or may in the future have, by reason of any matter, cause or thing whatsoever existing prior to or as of the date of execution hereof, except the obligations of the Company provided herein or in any document referred to herein.

         7. Severability. If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof to any person or circumstance, shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may modify the objectionable provision so as to make it valid, reasonable and enforceable.

         8. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties, as follows:

                  If to CTI:              Mr. Stephen M. Merrick
                                          CTI Industries Corporation
                                          22160 N. Pepper Road
                                          Barrington, IL 60010

                  If to Miller:           Mr. Michael M. Miller
                                          2218 Burling Street
                                          Chicago, IL 60614

Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

         9. Waivers. No failure or delay by any party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default.



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         10. Benefit and  Assignment.  This Agreement  shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors in interest. No party may assign any of such party's rights or duties hereunder to any other person.

         11. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, understandings, commitments, contracts or agreements with respect to the subject matter hereof.

         12. Rights to Specific Performance. Each of the parties acknowledges that, in the event of a violation of the provisions of this Agreement, the remedies of the parties hereto at law may be inadequate and either party may, as a result of such violation, suffer irreparable harm and, accordingly, the parties hereto shall have the right to obtain specific performance, or to enjoin violations hereof, in a court of competent jurisdiction, and the prevailing party in any action in which injunctive relief or specific performance shall be granted shall be entitled to recover all reasonable costs and expenses of such party in such action including a reasonable sum for attorneys' fees.

         13. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in all respects, in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                    CTI INDUSTRIES CORPORATION

/s/ Michael R. Miller                      By        /s/ Stephen M. Merrick
---------------------                                   ---------------------
MICHAEL M. MILLER                                         Authorized Officer






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